                                                                 Exhibit 10.25.9

                           MEDICAL SERVICES AGREEMENT

                        FLORIDA HEALTHY KIDS CORPORATION

                                       AND

                            AMERIGROUP FLORIDA, INC.

                        OCTOBER 1, 2005 - EFFECTIVE DATE

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                        FLORIDA HEALTHY KIDS CORPORATION
                         AGREEMENT FOR MEDICAL SERVICES

                                TABLE OF CONTENTS

SECTION 1 GENERAL PROVISIONS

   1-1  Definitions

SECTION 2 FLORIDA HEALTHY KIDS CORPORATION RESPONSIBILITIES
   2-1  Participant Identification
   2-2  Payments
   2-3  Reduced Fee Arrangements
        2-3-1 Specialty Fee Arrangements
        2-3-2 Children's Medical Services
   2-4  Quarterly Program Updates
   2-5  Change in Benefit Schedule
   2-6  Marketing
   2-7  Forms and Reports
   2-8  Coordination of Benefits
   2-9  Entitlement to Reimbursement

SECTION 3 INSURER
   3-1  Benefits
   3-2  Access to Care
        3-2-1 Access and Appointment Standards
        3-2-2 Integrity of Professional Advice to Enrollees
   3-3  Fraud and Abuse
   3-4  Membership Materials
   3-5  Use of Name
   3-6  Eligibility
   3-7  Effective Date of Coverage
   3-8  Termination of Participation
   3-9  Continuation of Coverage Upon Termination of this Agreement
   3-10 Individual Contracts
   3-11 Refusal of Coverage
   3-12 Extended Coverage
   3-13 Grievances and Complaints
   3-14 Claims Payment
   3-15 Notification Requirements
   3-16 Rates
   3-17 Rate Modification
        3-17-1 Annual Adjustment
        3-17-2 Denial of Rate Request
        3-18 Conditions of Services
   3-19 Medical Records Requirements
        3-19-1 Medical Quality Review and Audit
        3-19-2 Privacy of Medical Records
        3-19-3 Requests by Participants for Medical Records

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
   3-20 Quality Enhancement
        3-20-1 Authority
        3-20-2 Staff
        3-20-3 Peer Review
        3-20-4 Referrals
   3-21 Availability of Records
   3-22 Audits
        3-22-1 Accessibility of Records
        3-22-2 Financial Audit
        3-22-3 Post-Agreement Audit
        3-22-4 Accessibility for Monitoring
   3-23 Indemnification
   3-24 Confidentiality of Information
   3-25 Insurance
   3-26 Lobbying Disclosure
   3-27 Reporting Requirements
   3-28 Participant Liability
   3-29 Protection of Proprietary Information
   3-30 Regulatory Filings

SECTION 4 TERMS AND CONDITIONS
   4-1  Effective Date
   4-2  Multi-year Agreement
   4-3  Entire Understanding
   4-4  Relation to Other Laws
        4-4-1 Health Insurance Portability and Accountability Act
        4-4-2 Mental Health Parity Act
        4-4-3 Newborns and Mothers Health Protection Act of 1996
   4-5  Independent Contractor
   4-6  Assignment
   4-7  Notice
   4-8  Amendments
   4-9  Governing Law
   4-10 Agreement Variation
   4-11 Attorney's Fees
   4-12 Representatives
   4-13 Termination
   4-14 Contingency

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
SECTION 5 EXHIBITS
   Exhibit A: Premium Payment and Rates
   Exhibit B: Enrollment Dates
   Exhibit C: Benefits
   Exhibit D: Coordination of Benefits
   Exhibit E: Access Standards
   Exhibit F: Eligibility
   Exhibit G: Reporting Requirements
   Exhibit H: Certification Regarding Debarment, Suspension and Involuntary
              Cancellation
   Exhibit I: Certification Regarding Lobbying Certification For Contracts,
              Grants, Loans And Cooperative Agreements
   Exhibit J: Certification Regarding Health Insurance Portability and
              Accountability Access Act of 1996 Compliance

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                              AGREEMENT TO PROVIDE
                       COMPREHENSIVE HEALTH CARE SERVICES

     This Agreement is made by and between the Florida Healthy Kids Corporation, hereinafter referred to as "FHKC" and AMERIGROUP FLORIDA, INC., hereinafter referred to as "INSURER."

     WHEREAS, FHKC has been specifically empowered in section 624.91 (5)(b)(10), Florida Statutes, to enter into contracts with Health Maintenance Organization (HMO's), insurers, or any provider of health care services hereinafter referred to as "Insurer," meeting standards established by FHKC, for the provision of comprehensive health insurance coverage to Participants; and

     WHEREAS, Sections 641.2017 (1) and (2), Florida Statutes, allows INSURER to enter such a contractual arrangement on a prepaid per capita basis whereby INSURER assumes the risk that costs exceed the amount paid on a prepaid per capita basis; and

     WHEREAS, FHKC desires to increase access to health care services and improve children's health; and

     WHEREAS, FHKC did issue a Request for Proposals ("RFP") in FHKC Health Insurance Program inviting INSURER as well as other entities, to submit a proposal for the provision of those Comprehensive Health Care Services set forth in the Request for Proposals; and

     WHEREAS, INSURER's proposal in response to the Request for Proposals was selected through a competitive bid process as one of the most responsive and cost effective bids; and

     WHEREAS, INSURER has assured FHKC of full compliance with the standards established in this Agreement and agrees to promptly respond to any required revisions or changes in FHKC operating procedures or benefits which may be required by law or implementing regulations; and

     WHEREAS, INSURER agrees that the Request for Proposals released by FHKC and INSURER's response to that RFP are incorporated by reference and in any conflict between the RFP or the INSURER's response to the RFP and this Agreement, the Agreement shall control; and

     WHEREAS, FHKC is desirous of using INSURER's provider network to deliver Comprehensive Health Care Services to all eligible FHKC Participants in counties covered under Exhibit A of this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, the parties agree as follows:

SECTION 1 GENERAL PROVISIONS

1-1  Definitions

     As used in this Agreement, the term:

          A. " Comprehensive Health Care Services" means those services, medical equipment, and supplies to be provided by INSURER in accordance with standards set by FHKC and further described in Exhibit C.

          C. " Program" shall mean the project established by FHKC pursuant to Section

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               624.91, Florida Statutes.

          C. "Participant" or "Enrollee" means those individuals meeting FHKC standards of eligibility and who have been enrolled in the Program.

          D. "Insurer Providers" shall mean those providers set forth in the Insurer's Response to the Request for Proposals and the Participant's handbook as from time to time amended.

          E. "Co-Payment" or "Cost Sharing" is the payment required of the Participant at the time of obtaining service. In the event the Participant fails to pay the required Co-Payment, INSURER may decline to provide non-emergency or non-urgently needed care unless the Participant meets the conditions for waiver of Co-Payments described in Exhibit C.

          F.   "Fraud" shall mean:

               1)   Any FHKC Participant or person who knowingly:

                    a) Fails, by any false statement, misrepresentation, impersonation, or other fraudulent means, to disclose a material fact used in making a determination as to such person's qualification to receive Comprehensive Health Care Services coverage under the FHKC Program;

                    b) Fails to disclose a change in circumstances in order to obtain or continue to receive Comprehensive Health Care Services coverage under the FHKC Program to which he or she is not entitled or in an amount larger than that which he or she is entitled; Aids and abets another person in the commission of any such act.

                    Any person or FHKC Participant who:

                    a) Uses, transfers, acquires, traffics, alters, forges, or possesses, or

                    b) Attempts to use, transfer, acquire, traffic, alter, forge or possess, or

                    c) Aids and abets another person in the use, transfer, acquisition, traffic, alteration, forgery or possession of an FHKC identification card.

          G. "State Children's Health Insurance Program (SCHIP)" or "Title XXI" shall mean the program created by the federal Balanced Budget Act of 1997 as Title XXI of the Social Security Act.

          H. "Children's Medical Services Network" or "CMS" shall mean the statewide managed care system which includes health care providers, as defined in Section 391.021(1), Florida Statutes, which is funded by Title XXI. "Children's

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               Medical Services Network" or "CMS" as used under this Agreement does not include any additional programs and services provided by or through the Children's Medical Services Program described in Sections 391.021(8) and 391.025, Florida Statutes, which are not provided through the Children's Medical Services network or which are not funded by Title XXI (such as the CMS Safety Net Program).

          I. "Florida Statutes" shall mean the 2004 Florida Statutes, as amended from time to time by the Florida Legislature, during the term of this Agreement.

SECTION 2 FLORIDA HEALTHY KIDS CORPORATION RESPONSIBILITIES

2-1 Participant Identification

FHKC shall promptly furnish to INSURER information to sufficiently identify Participants in the Comprehensive Health Care Services plan authorized by this Agreement.

Additionally, FHKC shall provide INSURER a compatible computer tape, or other computer-ready media as agreed upon by the Parties, with the names of Participants along with monthly additions or deletions throughout the term of this Agreement in accordance with the following:

     A. Not less than seven (7) working days prior to the effective date of coverage, FHKC shall provide INSURER a listing of Participants eligible for coverage. Such listing will also identify those Participants whose coverage shall terminate on the last day of the current coverage month.

     C. By the third (3rd) day after the effective date of coverage, FHKC shall also furnish INSURER a supplemental list of eligible Participants for that coverage month. INSURER shall adjust enrollment retroactively to the 1st day of that month.

     D. FHKC may request INSURER to accept additional Participants after the supplemental listing for enrollment retroactive to the 1S' of that coverage month. Such additions will be limited to those Participants who made timely payments but were not included on the previous enrollment reports. If such additions exceed more than one percent (1%) on that month's enrollment, INSURER reserves the right to deny FHKC's request.

2-2  Payments

FHKC will promptly forward the authorized premiums in accordance with Exhibit A attached hereto and incorporated herein as part of this Agreement on or before the 1st day of each month this Agreement is in force commencing with the 1st day of October, 2005. Premiums are past due on the 15th day of each month.

In the case of non-payment of premiums by the 15th day of the month for that month of coverage, INSURER shall have the right to terminate coverage under this Agreement, provided FHKC is given written notice prior to such termination, see
Section 4-13. Termination of coverage shall be retroactive to the last day for which premium payment has been made.

2-3  Reduced Fee Arrangements

     2-3-1 Specialty Service Fee Arrangements

          Upon prior approval of INSURER, FHKC shall have the right to negotiate specialty

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          service fee arrangements with non-INSURER affiliated providers and make such rates available to INSURER. In such cases, if there is a material impact on the premium, the premium in Exhibit A will be adjusted by INSURER in a manner consistent with sound actuarial practices.

     2-3-2 Children's Medical Services Network

          If there is a material impact on the premium in Exhibit A due to the implementation of the Children's Medical Services Network as created in Chapter 391, Florida Statutes, INSURER agrees to reduce the premium in Exhibit A in an amount consistent with sound actuarial practices.

2-4  Program Updates

FHKC shall provide INSURER with updates on Program highlights such as Participant demographics, profiles, newsletters, legislative or regulatory inquiries and Program directives.

2-5  Change in Benefit Schedule

INSURER understands that changes in federal and state law may require amendments to the Participant benefit schedule as set forth in Exhibit C. Should such changes be necessary, FHKC shall notify INSURER in writing of the required change and INSURER shall have thirty (30) days to agree to the amended benefits schedule. If INSURER elects not to implement a change in the benefit schedule, FHKC may terminate this Agreement by providing INSURER with a written notice of termination and include a termination date of not less than ninety (90) days from date of the written notification.

If the change in the benefit schedule results in a reduction in a benefit level, INSURER shall reduce its premium rate by an amount actuarially equivalent to the benefit reduction. INSURER must provide an actuarial memorandum to FHKC indicating the actuarial value of the benefit reduction.

2-6  Marketing

FHKC will market the Program primarily through the county school districts. FHKC agrees that INSURER shall be allowed to participate in any scheduled marketing efforts to include, but not be limited to, any scheduled open house type activities. However, INSURER is prohibited from any direct marketing to applicants or Enrollees. INSURER may not utilize FHKC's logo, name, or corporate identity, unless such activity or promotion has received prior written authorization from FHKC. Written authorization must be received for every individual activity.

FHKC will have the right of approval or disapproval of all descriptive plan literature and forms.

2-7  Forms and Reports

FHKC agrees that INSURER shall participate in the development of any FHKC eligibility report formats that may be required from time to time.

2-8  Coordination of Benefits

FHKC agrees that INSURER may coordinate health benefits with other Insurers as provided for in Section 624.91(5)(c), Florida Statutes, and Exhibit D of this Agreement. INSURER also agrees to coordinate benefits with any Insurer under contract with FHKC to provide comprehensive dental benefits to FHKC Participants, including providing prescription coverage prescribed by the Enrollee's dental provider.

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If INSURER identifies a Participant covered through another health benefits program, INSURER shall notify FHKC. FHKC shall decide whether the Participant may continue coverage through FHKC in accordance with the eligibility standards adopted by FHKC and in accordance with any applicable state laws.

2-9  Entitlement to Reimbursement

In the event INSURER provides medical services or benefits to Participants who suffer injury, disease or illness by virtue of the negligent act or omission of a third party, INSURER shall be entitled to reimbursement from the Participant, at the prevailing rate, for the reasonable value of the services or benefits provided. INSURER shall not be entitled to reimbursement in excess of the Participant's monetary recovery for medical expenses provided from the third party. INSURER is solely responsible for the coordination of benefits with any other third party payor in accordance with Section 624.91(5)(c), Florida Statutes.

SECTION 3 INSURER RESPONSIBILITIES

3-1  Benefits

INSURER agrees to make its provider network available to FHKC Participants in the counties listed in Exhibit A and to provide the Comprehensive Health Care Services as set forth in Exhibit C attached hereto and by reference made a part hereof.

3-2  Access to Care

     3-2-1 Access and Appointment Standards

     INSURER agrees to meet or exceed the appointment and geographic access standards for pediatric care existing in the community and as specifically provided for in Exhibit E attached hereto and incorporated herein as a part of this Agreement.

     In the event INSURER's provider network is unable to provide those medically necessary benefits specified in Exhibit C under the standards established in Exhibit E, for any reason except force majeure, INSURER shall be responsible for those contract benefits obtained from providers other than INSURER for eligible FHKC Participants.

     In the event INSURER fails to meet those access and appointment standards set forth in Exhibit E, FHKC shall notify INSURER of its noncompliance with the standards in Exhibit E. If the noncompliance is not corrected within, the time standards established in Exhibit E, FHKC may direct its Participants to obtain such contract benefit from other willing and qualified providers and may contract for such services. All financial responsibility related to services received under these specific circumstances shall be assumed by INSURER.

     3-2-2 Integrity of Professional Advice to Enrollees

     INSURER ensures no interference with the advice of health care professionals to Enrollees and that information about treatments will be provided to Enrollees and their families in the appropriate manner.

     INSURER agrees to comply with any federal regulations related to physician incentive plans and any disclosure requirements related to such incentive plans.

3-3  Fraud and Abuse

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INSURER ensures that it has appropriate measures in place to ensure against fraud and abuse. INSURER shall report to FHKC any information on violations by subcontractors or Participants that pertains to enrollment or the payment and provision of health care services under this Agreement.

INSURER agrees to allow FHKC access to monitor any fraud and abuse prevention activities conducted by INSURER under this Agreement.

Applicants and Enrollees who are found no longer to be eligible, have submitted incorrect or fraudulent information or failed to submit required information for eligibility determination, may be disenrolled immediately from the Program by FHKC. Individuals who knowingly provided false information in order to obtain benefits under the Healthy Kids or Florida KidCare Program may be subject to prosecution under Section 414.39, Florida Statutes. Should the INSURER become aware of any such activity, the INSURER shall report its findings to FHKC for investigation.

3-4  Membership Materials

INSURER agrees that it shall not utilize the marketing materials, logos, trade names, service marks or other materials belonging to FHKC, without FHKC's consent that shall not be unreasonably withheld.

INSURER shall be responsible for all preparation, cost and distribution of member handbooks, plan documents, materials, and orientation, for FHKC Participants. Materials will be appropriate to the population served and unique to the Program. All membership materials and documents which are distributed to FHKC Participants must be reviewed and approved by FHKC prior to distribution.

INSURER agrees to provide FHKC with a copy of all such documents for review on an annual basis.

3-5    Use of Name

INSURER consents to the use of its name in any marketing and advertising or media presentations describing FHKC which are developed and disseminated by FHKC to Participants, employees, employers, the general public or the County School System, provided however, INSURER reserves the right to review and concur in any such marketing materials prior to its dissemination.

3-6  Eligibility

INSURER agrees to accept those Participants which FHKC has determined meet the Program's eligibility requirements.

     3-6-1 Requests for Eligibility Review

     INSURER reserves the right to request that FHKC review the eligibility of a particular Enrollee. FHKC shall ensure all records and findings maintained by FHKC concerning a particular eligibility determination will be made available with reasonable promptness to the extent permitted under Section 624.91, Florida Statutes,- and Section 409.821, Florida Statutes, regarding confidentiality of information held by FHKC and the Florida KidCare Program.

     3-6-2 Eligibility Review Process

     If the INSURER and FHKC dispute whether a Participant is eligible for the Program because the INSURER believes that the Participant should be, or is, enrolled in CMS, then upon receipt of a $100.00 fee, INSURER may request that FHKC seek an independent determination of CMS eligibility

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     from the Florida Department of Health and, if appropriate, the Florida
     Department of Children and Families. Both the INSURER and FHKC agree that the decision of the Florida Department of Health and if applicable, the Florida Department of Children and Families regarding the Participant's eligibility for CMS shall be final and binding.

     If a Participant is determined not to be eligible for the FHKC Program, and the INSURER included that Participant in supporting actuarial memoranda to support a premium or rate modification request under section 3-17, I. of this Agreement, then the INSURER shall submit to FHKC a revised supporting actuarial memorandum which excludes that Participant. Thereafter, the INSURER'S premium or rate shall be reviewed by the Board of Directors of FHKC and adjusted accordingly. The INSURER and FHKC agree that the rights and remedies provided under this Section 3-6 shall be exclusive as to eligibility disputes

3-7  Effective Date of Coverage

Coverage for every Participant shall become effective at 12:01 a.m. EST/EDT, on the first day of the Participant's first coverage month, as determined by FHKC.

3-8  Termination of Participation

A Participant's coverage under this Program shall terminate on the last day of the month in which the Participant:

     A.   ceases to be eligible to participate in the Program;

     B.   establishes residence outside the service area; or

     C.   is determined to have acted fraudulently pursuant to Section 1-1(F) or
          Section 3-3.

Termination of coverage and the effective date of that termination shall be determined solely by FHKC.

3-9  Continuation of Coverage Upon Termination of this Agreement

INSURER agrees that, upon termination of this Agreement for any reason, unless instructed otherwise by FHKC, it will continue to provide inpatient services to FHKC Participants who are then inpatients until such time as such Participants have been appropriately discharged. However, INSURER shall not be required to provide such extended benefits beyond twelve (12) calendar months from the date the Agreement is terminated.

If INSURER terminates this Agreement at its sole option and through no fault of FHKC, and if on the date of termination a Participant is totally disabled and such disability commenced while coverage was in effect, that Participant shall continue to receive all benefits otherwise available under this Agreement for the condition under treatment which caused such total disability until the earlier of (1) the expiration of the contract benefit period for such benefits;
(2) determination by the Medical Director of INSURER that treatment is no longer medically necessary; (3) twelve (12) months from the date of termination of coverage; (4) a succeeding carrier elects to provide replacement coverage without limitation as to the disability condition; provided however, that benefits will be provided only so long as the Participant is continuously totally disabled and only for the illness or injury which caused the total disability.

For purposes of this section, a Participant who is "totally disabled" shall mean a Participant who is physically unable to work, as determined by the Medical Director of INSURER, due to an illness or injury at any gainful job for which the Participant is suited by education, training, experience or ability. Pregnancy, childbirth or hospitalization in and of itself does not constitute "total disability." In the case of maternity coverage, when a Participant is eligible for such coverage and when not covered by a succeeding carrier, a reasonable period of

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extension of benefits shall be granted. The extension of benefits shall be only for the period of pregnancy and shall not be based on total disability.

3-10 Participant Certificates and Handbooks

INSURER will issue Participant certificates, identification cards, provider network listings and handbooks to all FHKC designated Participants within five
(5) business days of receipt of an eligibility tape. Except as specifically provided in Sections 3-8 and 3-12 hereof, all Participant rights and benefits shall terminate upon termination of this Agreement or upon termination of participation in the Program. All Participant handbooks and member materials must be approved by FHKC prior to distribution.

3-11 Refusal of Coverage

INSURER shall not refuse to provide coverage to any Participant on the basis of past or present health status.

3-12 Extended Coverage

With regards to those Participants who have been terminated pursuant to Section 3-7 A, INSURER agrees to offer individual coverage to all Participants without regard to health condition or status.

3-13 Grievances and Complaints

INSURER agrees to provide all FHKC Participants a Grievance Process. The grievance and complaint procedures shall be governed by any applicable federal and state laws and regulations issued for SCHIP, and the following additional rules and guidelines also apply:

     A. There must be sufficient support staff (clerical and professional) available to process grievances.

     B. Staff must be educated concerning the importance of the procedure and the rights of the Enrollee.

     C. Someone with problem solving authority must be part of the grievance procedure.

     D. In order to initiate the grievance process, such grievance must be filed in writing.

     E. The parties will provide assistance to grievant during the grievance process to the extent FHKC deems necessary.

     F. Grievances shall be resolved within sixty (60) days from initial filing by the Participant, unless information must be collected from providers located outside the authorized service area or from non-contract providers. In such exceptions, an additional extension shall be authorized upon establishing good cause.

     G. A record of informal complaints received that are not grievances shall be maintained and shall include the date, name, nature of the complaint and the disposition.

     H. The grievance procedures must conform to the federal regulations governing the State Children's Health Insurance Program (SCHIP).

     I. A quarterly report of all grievances involving FHKC Participants must be submitted to FHKC. The report shall list the number of grievances received during the quarter and the

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          disposition of those grievances. INSURER shall also inform FHKC of any grievances that are referred to the Statewide Subscriber Assistance Panel or its successor(s) prior to their presentation at the panel.

     J. The INSURER shall provide FHKC with its current grievance process for FHKC Participants upon execution of this Agreement and then annually thereafter. Additionally, INSURER shall provide FHKC with advance notice of any subsequent changes to the process. Such changes must be reviewed and approved by FHKC prior to implementation.

3-14 Claims Payment

INSURER will pay any claims from its offices located at 4425 Corporation Lane, Virginia Beach, Virginia 23462 (or any other designated claims office located in its service area). INSURER will pay clean claims filed within thirty (30) working days or request additional information of the claimant necessary to process the claim.

3-15 Notification Requirements

     A.   INSURER shall immediately notify FHKC in writing of:

          1. Any judgment, decree, or order rendered by any court of any jurisdiction or Florida Administrative Agency enjoining INSURER from the sale or provision of service under Chapter 641, Part II, Florida Statutes.

          3. Any petition by INSURER in bankruptcy or for approval of a plan of reorganization or arrangement under the Bankruptcy Act or Chapter 631, Part I, Florida Statutes, or an admission seeking the relief provided therein.

          5. Any petition or order of rehabilitation or liquidation as provided in Chapters 631 or 641, Florida Statutes.

          7.   Any order revoking the INSURER'S Certificate of Authority.

          8. Any administrative action taken by the Department of Financial Services or Office of Insurance Regulation_or the Agency for Health Care Administration in regard to INSURER.

          10. Any medical malpractice action filed in a court of law in which a FHKC Participant is a party (or in whose behalf a Participant's allegations are to be litigated).

          12. The filing of an application for change of ownership with the Florida Department of Financial Services or Office of Insurance Regulation.

          14. Any change in subcontractors who are providing services to FHKC Participants in accordance with the provisions of Section 3-31 of this Agreement.

          16. Any pending litigation or commencement of legal action involving the INSURER in which liability for or the INSURER' s obligation to pay could exceed 10% of the INSURER's surplus.

     B.   Monthly Notification Requirements

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          INSURER shall inform FHKC monthly of any changes to the provider network that differ from the network presented in the original bid proposal, including discontinuation of any primary care providers or physician practice associations or groups with Healthy Kids Enrollees on its panels. FHKC may require INSURER to provide FHKC with evidence that its provider network continues to meet the appointment and access standards described in Exhibit E.

3-16 Rates

The rate charged for provision of Comprehensive Health Care Services shall be as stated in Exhibit A.

3-17 Rate Modification

          Annual Adjustment

          Upon request by INSURER, the Board of Directors of FHKC may approve an adjustment to the premium effective only on October 1s' of each contract year; however each adjustment request must meet the following minimum conditions:

          A. Any request to adjust the premium must be received by the preceding April 1;

          C. The request for an adjustment must be accompanied by a supporting actuarial memorandum; and

          E. The proposed premium shall not be excessive or inadequate in accordance with the standards established by the Department of Financial Services or the Office of Insurance Regulation for such determination.

     II.  Rate Adjustment Denials

          In the event that the INSURER's rate adjustment is denied by the Board of Directors of FHKC, the INSURER may request that an independent actuary be retained to determine whether or not the proposed rate is excessive or inadequate.

          A. Any request for a review of a denied rate must be submitted by the INSURER to FHKC in writing within fourteen (14) calendar days of the date of the board meeting in which the Board of Directors denied the rate request.

          B. The INSURER must provide FHKC with a list of three (3) qualified independent actuaries and also provide the curriculum vitae for each proposed actuary. FHKC shall select an actuary from the list provided by the INSURER no later than fourteen (14) calendar days following receipt of the information from INSURER.

          C. The actuary's findings must be in writing and communicated to both FHKC and the INSURER within thirty (30) days after execution of the Letter of the Engagement by all parties.

          D. The effective date of the actuary's determination shall be October 1st or the first of the month following the receipt of the actuary's findings, whichever occurs later.

          E.   The cost for such review will be split between FHKC and INSURER.

          F. The decision of the independent actuary will be binding on FHKC and INSURER.

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3-18 Conditions of Services

Services shall be provided by INSURER under the following conditions:

     A. Appointment. Participants shall first contact their assigned primary care physician for an appointment in order to receive non-emergency health services.

     C. Provision of Services. Services shall be provided and paid for by INSURER only when INSURER performs, prescribes, arranges or authorizes the services. Services are available only from and under the direction of INSURER and neither INSURER nor INSURER physicians shall have any liability or obligation whatsoever on account of any service or benefit sought or received by any member from any other physician or other person, institution or organization, unless prior special arrangements are made by INSURER and confirmed in writing except as provided for in Section 3-2.

     E. Hospitalization. INSURER does not guarantee the admission of a Participant to any specific hospital or other facility or the availability of any accommodations or services therein. Inpatient Hospital Service is subject to all rules and regulations of the hospital or other medical facility to which the Participant is admitted.

     G. Emergency Services. Exceptions to Section 3-18 A, B and C are services which are needed immediately for treatment of an injury or sudden illness wherein delay means risk of permanent damage to the Participant's health. INSURER shall provide and pay for emergency services both inside and outside the service area.

3-19 Medical Records Requirements

INSURER shall require providers to maintain medical records for each Participant under this Agreement in accordance with applicable state and federal law.

     3-19-1 Medical Quality Review and Audit

          FHKC shall conduct an independent medical quality review of INSURER during this Agreement term. The independent auditor's report will include a written review and evaluation of care provided to FHKC Participants in the county. Additional reviews also may be conducted after completion of the baseline review at the discretion of FHKC. INSURER agrees to cooperate in all evaluation efforts conducted or authorized by FHKC.

     3-19-2 Privacy of Medical Records

          INSURER will ensure that all individual medical records will be maintained with confidentiality in accordance with state and federal guidelines. INSURER agrees to abide by all applicable state and federal laws governing the confidentiality of minors and the privacy of individually identifiable health information. INSURER' s policies and procedures for handling medical records and protected health information (PHI) shall be compliant with the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and shall include provisions for when an Enrollee's PHI may be disclosed without consent or authorization.

     3-19-3 Requests by Participants for Medical Records

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          INSURER will ensure that each Participant may request and receive a copy of records and information pertaining to that Enrollee in a timely manner. Additionally, the Participant may request that such records be corrected or supplemented.

3-20 Quality Enhancement (Assurance)

The INSURER shall have a quality enhancement program. If the INSURER has an existing program, it must satisfy FHKC's quality enhancement standards. Approval will be based on the INSURER's adherence to the minimum standards listed below.

     3-20-1 Quality Enhancement Authority. The plan shall have a quality enhancement review authority that shall:

          (a)  Direct and review all quality enhancement activities.

          (b) Assure that quality enhancement activities take place in all areas of the plan.

          (c) Review and suggest new or improved quality enhancement activities.

          (d)  Direct task forces/committees in the review of focused concern.

          (e)  Designate evaluation and study design procedures.

          (f) Publicize findings to appropriate staff and departments within the plan.

          (g) Report findings and recommendations to the appropriate executive authority.

          (h) Direct and analyze periodic reviews of Enrollees' service utilization patterns.

     3-20-2 Quality Enhancement Staff. The plan shall provide for quality enhancement staff which has the responsibility of:

          (a) Working with personnel in each clinical and administrative department to identify problems related to quality of care for all covered professional services.

          (c) Prioritizing problem areas for resolution and designing strategies for change.

          (d)  Implementing improvement activities and measuring success.

          (e) Providing outcome of any Quality Enhancement activities involving children 5-19 years of age to FHKC.

     3-20-3 Peer Review Authority. The plan's quality enhancement program shall have a peer review component and a Peer Review Authority.

          Scope of Activities

          (a) The review of the practice methods and patterns of individual physicians and other health care professionals.

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          (b)  The ability and responsibility to evaluate the appropriateness of care rendered by professionals.

          (d) The authority to implement corrective action when deemed necessary.

          (f) The responsibility to develop policy recommendations to maintain or enhance the quality of care provided to plan Participants.

          (h) A review process which includes the appropriateness of diagnosis and subsequent treatment, maintenance of medical record requirements, adherence to standards generally accepted by professional group peers, and the process and outcome of care.

          (f) The maintenance of written minutes of the meetings and provision of reports to FHKC of any activities related to FHKC Participants.

          (g)  Peer review must include examination of morbidity and mortality.

     3-20-4 Referrals To Peer Review Authority

          (a) All written and/or oral allegations of inappropriate or aberrant service must be referred to the Peer Review Authority.

          (c) Recipients and staff must be advised of the role of the Peer Review Authority and the process to advise the Authority of situations or problems.

          (e) All grievances related to medical treatment must be presented to the Authority for examination and when a FHKC Participant is involved, the outcome of the grievance resolution reported to FHKC.

3-21 Availability of Records

INSURER shall make all records available at its own expense for review, audit, or evaluation by authorized federal, state and FHKC personnel. The location will be determined by INSURER subject to approval of FHKC. Access will be during normal business hours and will be either through on-site review of records or through the mail.

Copies of all records will be sent to FHKC by certified mail within seven (7) working days of request. It is FHKC's responsibility to obtain sufficient authority, as provided for by applicable statute or requirement, to provide for the release of any patient specific information or records requested by FHKC, state or federal agencies.

3-22 Audits

     3-22-1 Accessibility of Records

          INSURER shall maintain books, records, documents, and other evidence pertaining to the administrative costs and expenses of this Agreement. These records, books, documents, and any related financial transactions shall be available for review by authorized federal, state and FHKC personnel during the Agreement period and for up to five (5) years thereafter, except if an audit is in progress or audit findings are yet unresolved in which case records shall be kept until all tasks are completed. Such terms and conditions shall

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          also be required of any subcontractors who perform any duties under this Agreement. INSURER will ensure that such terms are included in any subcontracts or other agreements with affiliated entities that may perform duties or provide services under this Agreement on the INSURER's behalf.

          During the Agreement period, these records shall be available at INSURER' s offices at all reasonable times. After the Agreement period and for five (5) years following, the records shall be available upon reasonable notice at the INSURER's chosen location subject to the approval of FHKC. If the records need to be sent to FHKC, INSURER shall bear the expense of delivery. Prior approval of the disposition of INSURER and subcontractor records must be requested and approved if the contract or subcontract is continuous.

          This Agreement is subject to unilateral cancellation by FHKC if INSURER refuses to allow such public access or fails to ensure such access to the records of its subcontractors or affiliates who may perform duties or services under this Agreement.

     3-22-2 Financial Audit

          Upon reasonable notice by FHKC, INSURER shall permit an independent audit by FHKC of its financial condition or performance standard in accordance with the provisions of this Agreement and the Florida Insurance Code and regulations adopted thereunder.

          Additionally, INSURER agrees annually to provide an audited financial statement to FHKC by July 1 of each year for the INSURER' s preceding fiscal year.

     3-22-3 Post-Agreement Audit

          INSURER shall cooperate with any post-Agreement audits conducted by FHKC, an independent entity under contract with FHKC or any other appropriate state or federal regulatory authority. Such audits shall include a review of the INSURER's administrative costs and expenses with regard to the Program and Program funds. This provision shall also be included in any agreement between INSURER and its subcontractors or affiliates in order to ensure access to any related financial transactions with regard to the Program or Program funds.

          In addition, INSURER agrees to the following:

          INSURER agrees to retain and make available upon request to FHKC, any entity contracted with FHKC or a state or federal regulatory agency, all books, documents and records necessary to verify the nature and extent of the costs of the services provided under this Agreement, and that such records will be retained and held available by INSURER for such inspection until the expiration of five (5) years after the services are furnished under this Agreement.

          If, pursuant to this Agreement and if IN SURER's duties and obligations are to be carried out by an individual or entity subcontracting with INSURER and that subcontractor, to a significant extent, owns or is owned by or has control of or is controlled by INSURER, each subcontractor shall itself be subject to the access requirement and INSURER hereby agrees to require such subcontractors to meet the access requirement both during and after the Agreement term.

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          INSURER understands that any request for access must be in writing and contain reasonable identification of the documents, along with a statement as to the reason that the appropriateness of the costs or value of the services in question cannot be adequately or efficiently determined without access to its books or records. INSURER agrees that it will notify FHKC in writing within ten (10) days upon receipt of a request for access.

     3-22-4 Accessibility for Monitoring

          INSURER shall make available to all authorized federal, state and FHKC personnel, records, books, documents, and other evidence pertaining to this Agreement as well as appropriate personnel for the purpose of monitoring under this Agreement. The monitoring shall occur periodically during this Agreement period.

          INSURER also agrees to cooperate in any evaluative efforts conducted by FHKC or an authorized subcontractor of FHKC both during and after the term of this Agreement for a period up to five (5) years.

3-23 Indemnification

INSURER agrees to indemnify and hold harmless FHKC from any losses resulting from negligent, dishonest, fraudulent or criminal acts of INSURER, its officers, its directors, or its employees, whether acting alone or in collusion with others.

INSURER shall indemnify, defend, and hold FHKC and its officers, employees and agents harmless from all claims, suits, judgments or damages, including court costs and attorney fees, arising out of any negligent or intentional torts by INSURER.

INSURER shall hold all enrolled Participants harmless from all claims for payment of covered services, except Co-Payments, including court costs and attorney fees arising out of or in the course of this Agreement pertaining to covered services. In no case will FHKC or Program Participants be liable for any debts of the INSURER.

INSURER agrees to indemnify, defend, and save harmless FHKC, its officers, agents, and employees from:

     A. Any claims or losses attributable to a service rendered by any subcontractor, person, or firm performing or supplying services, materials, or supplies in connection with the performance of this Agreement regardless of whether FHKC knew or should have known of such improper service, performance, materials or supplies.

     C. Any failure of INSURER, its officers, employees, or subcontractors to observe Florida law, including but not limited to labor laws and minimum wage laws, regardless of whether FHKC knew or should have known of such failure.

With respect to the rights of indemnification given herein, INSURER agrees to provide to FHKC, if known to INSURER, timely written notice of any loss or claim and the opportunity to mitigate, defend and settle such loss or claim as a condition of indemnification. With respect to the rights of indemnification given herein, FHKC agrees to provide to INSURER, if known to FHKC, timely written notice of any loss or claim and the opportunity to mitigate, defend and settle such loss or claim as a condition to indemnification

3-24 Confidentiality of Information

INSURER shall treat all information, and in particular information relating to Participants that is obtained by or

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through its performance under this Agreement, as confidential information to the extent confidential treatment is provided under state and federal laws. INSURER shall not use any information so obtained in any manner except as necessary for the proper discharge of its obligations and to secure its rights under this Agreement.

All information as to personal facts and circumstances concerning Participants obtained by INSURER shall be treated as privileged communications, shall be held confidential, and shall not be divulged without the written consent of FHKC, the Participant's parent or guardian or the Participant, provided that nothing stated herein shall prohibit the disclosure of information in summary, statistical, or other form which does not identify particular individuals. The use or disclosure of information concerning Participants will be limited to purposes directly connected with the administration of this Agreement. It is expressly understood that substantial evidence of INSURER's refusal to comply with this provision shall constitute a breach of this Agreement.

3-25 Insurance

INSURER shall not commit any work in connection with this Agreement until it has obtained all types and levels of insurance required and approved by appropriate state regulatory agencies. The insurance includes but is not limited to workers' compensation, liability, fire insurance, and property insurance. Upon request, FHKC shall be provided proof of coverage of insurance by a certificate of insurance accompanying the contract documents.

FHKC shall be exempt from and in no way liable for any sums of money that may represent a deductible in any insurance policy. The payment of such a deductible shall be the sole responsibility of INSURER and/or subcontractor holding such insurance. The same holds true of any premiums paid on any insurance policy pursuant to this Agreement. Failure to provide proof of coverage may result in this Agreement being terminated.

3-26 Lobbying Disclosure

INSURER shall comply with applicable state and federal requirements for the disclosure of information regarding lobbying activities of the firm, subcontractors or any authorized agent. Certification forms shall be filed by INSURER certifying that no state or federal funds have been or will be used in lobbying activities, and the disclosure forms shall be used by INSURER to disclose lobbying activities in connection with the program that have been or will be paid with non-federal funds.

3-27 Reporting Requirements

INSURER agrees to provide on a timely basis the quarterly statistical reports detailed in Exhibit G to FHKC that FHKC must have to satisfy reporting requirements. INSURER also agrees to attest to the accuracy, completeness and truthfulness of claims and payment data that are submitted to FHKC under penalty of perjury. Access to Participant claims data by FHKC, the State of Florida, the federal Centers for Medicare and Medicaid Services, and the Department of Health and Human Services Inspector General will be allowed to the extent allowed under any state privacy protections.

Failure to provide the reports required under Exhibit G may be cause for termination under Section 4-13(A) of this Agreement.

3-28 Participant Liability

INSURER hereby agrees that no FHKC Participant shall be liable to INSURER or any INSURER network providers for any services covered by FHKC under this Agreement. Neither INSURER nor any representative of INSURER shall collect or attempt to collect from an FHKC Participant any money for services covered by the Program and neither INSURER nor representatives of INSURER may maintain any action at law against a FHKC Participant to collect money owed to INSURER by FHKC. FHKC Participants shall not be liable to INSURER for any services covered by the Participant's contract with FHKC. This provision shall not prohibit collection of

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Co-Payments made in accordance with the terms of this Agreement, nor shall this provision prohibit collection for services not covered by the contract between FHKC and the Participants.

3-29 Protection of Proprietary Information

INSURER and FHKC mutually agree to maintain the integrity of all proprietary information, including but not limited to membership lists, including names, addresses and telephone numbers to the extent provided under state law. However, INSURER understands that FHKC may be subject to the Florida Public Records Act, (Section 119.07, Florida Statutes) and all such information may be considered a public record and open to inspection. To the extent permitted under state law, neither party will disclose or allow to disclose proprietary information, by any means, to any person without the prior written approval of the other party. All proprietary information will be so designated.

This requirement does not extend to routine reports and membership disclosure necessary for efficient management of the Program.

3-30 Regulatory Filings

INSURER will forward all regulatory filings, (i.e., documents, forms and rates) relating to this Agreement to FHKC for its review and approval. Once such regulatory filings are approved, FHKC will submit them to the Department of Financial Services on INSURER's behalf.

3-31 Use of Subcontractors or Affiliates

The INSURER may contract with subcontractors or affiliates to deliver services to Participants under this Agreement subject to the following conditions:

     A. INSURER identified the subcontractor or affiliate in its response to the FHKC's Request for Proposals for the counties covered by this Agreement;

     B. INSURER has provided FHKC with a copy of the current contract or other written agreement for services between the INSURER and the subcontractor or affiliate and FHKC has approved the participation of the subcontractor or affiliate and the agreement;

     C. INSURER's Agreement with the subcontractor or affiliate fully complies with all terms and conditions of the Agreement between the INSURER and FHKC;

     D. INSURER agrees to notify FHKC in advance of the termination of any subcontractor or affiliate under this Agreement;

     E. INSURER shall provide FHKC with advance notice of the INSURER's intention to contract with any new subcontractors and affiliates for services covered under this Agreement and shall forward for FHKC review and approval any agreement for services with the proposed subcontractors or affiliates;

     F. INSURER shall provide FHKC with copies of any amendments or revisions to previously approved agreements and FHKC shall have the right to withhold its approval of any such amendments; and,

     G. INSURER agrees to provide FHKC with an annual report of all subcontractors or affiliates that performed services under this Agreement by April V of each year for the most recently concluded calendar year which shall include a copy of all written, executed contracts with all subcontractors and affiliates.

All agreements between INSURER and its subcontractors or affiliates to provide services to Participants under this Agreement shall be reduced to writing and shall be executed by both parties. All such agreements shall also be available to FHKC within seven (7) days of a request for production.

Failure of INSURER to comply with the provisions of this Section may be considered as grounds for the termination of this Agreement under Section 4-13 at the discretion of FHKC.

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SECTION 4 TERMS AND CONDITIONS

4-1  Effective Date

This Agreement shall be effective on the first (1 st) day of October 2005 and shall remain in effect through September 30, 2006.

4-2  Multiple Year Agreement

Parties hereto agree this is a "Multiple Year Agreement," meaning this Agreement which is effective as of October 1, 2005 shall extend through September 30, 2006 and shall thereafter be renewed automatically for no more than two (2) successive one (1) year periods. Either party may elect not to renew this Agreement and in that event shall give written notice to said effect to the other party at least one hundred-twenty (120) days prior to the expiration of the then current term.

4-3  Entire Understanding

This Agreement embodies the entire understanding of the parties in relationship to the subject matter hereof. No other agreement, understanding or representation, verbal or otherwise, relative to the subject matter hereof exists between the parties at the time of execution of this Agreement.

This Agreement supersedes all prior Agreements between the parties.

4-4  Relation to Other Laws

     4-4-1 Health Insurance Portability and Accountability Act (HIPAA)

          Coverage offered under this Agreement is considered creditable coverage for the purposes of part 7 of subtitle B of title II of ERISA, title XXVII of the Public Health Services Act and subtitle K of the Internal Revenue Code of 1986. INSURER is responsible for issuing a certificate of creditable coverage to those FHKC Participants who disenroll from the Program.

          Additionally, INSURER agrees to comply with all other applicable provisions of the HIPAA, and will certify compliance under Exhibit J.

     4-4-2 Mental Health Parity Act (MHPA)

          INSURER agrees to comply with the requirements of the Mental Health Parity Act of 1996 regarding parity in the application of annual and lifetime dollar limits to mental health benefits in accordance with 45 CFR 146.136.

     4-4-3 Newborns and Mothers Health Protection Act of 1996 (NMHPA)

          INSURER agrees to comply with the requirements of the NMHPA of 1996 regarding requirements for minimum hospital stays for mothers and newborns in accordance with 45 CFR 146.130 and 148.170.

4-5  Independent Contractor

The relationship of INSURER to FHKC shall be solely that of an independent contractor. As an independent contractor, INSURER agrees to comply with the following provisions:

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          a.   Title VI of the Civil Rights Act of 1964, as amended, 42 U.S.C.
               2000d et seq., which prohibits discrimination on the basis of race, color, or national origin.

          b. Section 504 of the Rehabilitation Act of 1973, as amended, 29 U.S.C. 794, which prohibits discrimination on the basis of handicap.

               Title IX of the Education Amendments of 1972, as amended 29 U.S.C. 601 et seq., which prohibits discrimination on the basis of sex.

          d. The Age Discrimination Act of 1975, as amended, 42 U.S.C. 6101 et seq., which prohibits discrimination on the basis of age.

          e. Section 654 of the Omnibus Budget Reconciliation Act of 1981, as amended, 42 U.S.C. 9848, which prohibits discrimination on the basis of race, creed, color, national origin, sex, handicap, political affiliation or beliefs.

          f. The Americans with Disabilities Act of 1990, P.L. 101-336, which prohibits discrimination on the basis of disability and requires reasonable accommodation for persons with disabilities.

          g. Section 274A (e) of the Immigration and Nationalization Act, FHKC shall consider the employment by any contractor of unauthorized aliens a violation of this Act. Such violation shall be cause for unilateral cancellation of this Agreement.

          h. OMB Circular A-110 (Appendix A-4) which identifies procurement procedures which conform to applicable federal law and regulations with regard to debarment, suspension, ineligibility, and involuntary exclusion of contracts and subcontracts and as contained in Exhibit I of this Agreement. Covered transactions include procurement contracts for services equal to or in excess of $100,000 and all non-procurement transactions.

          i. The federal regulations implementing the State Children's Health Insurance Program (SCHIP) as found in 42 CFR Parts 431, 433, 435,436 and 457 and any subsequent revisions to the regulation.

4-6  Assignment

This Agreement may not be assigned by INSURER without the express prior written consent of FHKC. Any purported assignment shall be deemed null and void.

This Agreement and the monies that may become due hereunder are not assignable by INSURER except with the prior written approval of FHKC.

4-7  Notice

Notice required or permitted under this Agreement shall be directed as follows:

          For INSURER:
          DON GILMORE
          CHIEF EXECUTIVE OFFICER

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          AMERIGROUP FLORIDA, INC. 4425
          CORPORATION LANE VIRGINIA
          BEACH, VIRGINIA 23462

          For FHKC:
          EXECUTIVE DIRECTOR
          FLORIDA HEALTHY KIDS CORPORATION
          POST OFFICE BOX 980
          TALLAHASSEE, FL 32302

          or to such other place or person as written notice thereof may be given to the other party.

4-8  Amendment

Not withstanding anything to the contrary contained herein, this Agreement may be amended by mutual written consent of the parties at any time.

4-9  Governing Law

This Agreement shall be construed and governed in accordance with the laws of the State of Florida. In the event any action is brought to enforce the provisions of this Agreement, venue shall be in Leon County, Florida.

4-10 Agreement Variation

If any provision of this Agreement (including items incorporated by reference) is declared or found to be illegal, unenforceable, or void, then both FHKC and INSURER shall be relieved of all obligations arising under such provisions. If the remainder of this Agreement is capable of performance, it shall not be affected by such declaration or finding and shall be fully performed. In addition, if the laws or regulations governing this Agreement should be amended or judicially interpreted so as to render the fulfillment of the Agreement impossible or economically infeasible, both FHKC and INSURER will be discharged from further obligations created under the terms of this Agreement.

4-11 Attorney Fees

In the event that either party deems it necessary to take legal action to enforce any provision of this Agreement, the court or hearing officer, in his discretion, may award costs and attorney fees to the prevailing party. Legal actions are defined to include administrative proceedings.

4-12 Representatives

Each party shall designate a representative serving as the day-to-day management of FHKC Health Insurance Plan, helping to resolve services questions, assuring proper arbitration in the event of a dispute, as well as responding to general administrative and procedural problems. These individuals will be the principal points of contact for all inquiries unless the designated representatives specifically refer the inquiry to another party within their respective organizations.

4-13 Termination

     A.   Termination for Cause

     FHKC shall have the absolute right to terminate for cause this Agreement, and all obligations

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     contained hereunder. Cause shall be defined as "any material breach of
     INSURER's responsibilities as set forth herein, which cannot be cured by INSURER within 30 days from the date of written notice from FHKC but, if the default condition cannot be cured within the 30 days, INSURER may, if it has commenced reasonable efforts to correct the condition within that 30 day period, have up to 90 days to complete the required cure." Nothing in this Agreement shall extend this 90 day period except the mutual consent of the parties hereto.

     INSURER shall have the absolute right to terminate for cause this Agreement, and all obligations contained hereunder. Cause shall be defined as "any material breach of FHKC's responsibilities as set forth herein, which cannot be cured by FHKC within 30 days from the date of written notice from INSURER but, if the default condition cannot be cured within the 30 days, FHKC may, if it has commenced reasonable efforts to correct the condition within that 30 day period, have up to 90 days to complete the required cure." Nothing in this Agreement shall extend this 90 day period except the mutual consent of the parties hereto.

     B.   Change of Controlling Interest

     FHKC shall have the absolute right to elect to continue or terminate this Agreement, at its sole discretion, in the event of a change in the ownership or controlling interest of INSURER. INSURER shall provide notice of regulatory agency approval prior to any transfer or change in control, and FHKC shall have ten (10) days thereafter to elect continuation or termination of this Agreement.

     C.   Lack of Funding

     FHKC shall the absolute right to terminate this Agreement should state, federal or other funds for the Program be reduced or terminated such that the Program cannot be sustained at the sole discretion of FHKC. Should FHKC elect to terminate this Agreement, FHKC shall provide the INSURER a written notice of termination and include a termination date of not less than thirty (30) days from the date of the notice.

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                                  Page 25 of 43

     4-14 Contingency

     This Agreement and all obligations created hereunder, are subject to continuation and approval of funding of FHKC by the appropriate state and federal or local agencies.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement on the 16 day of, 2005.

                                        AMERIGROUP FLORIDA, INC.


                                        BY: 8(5),

Witness                                 Name. dAt
                                        Title CEO


                                        FLORIDA HEALTHY KIDS CORPORATION


                                        BY:

fitness                                 Rose M. Naff
                                        Executive Director

AMERIGROUP FLORIDA, INC.                         Effective Date: October 1, 2005

EXHIBIT A

                            HEALTH SERVICES AGREEMENT

1.   Premium Rate

     The Comprehensive Health Care Services premium for Participants in the Florida Healthy Kids Health Insurance Program for the coverage period October 1, 2005 through September 30, 2006 shall be:

Broward County:        $83.47 per Participant per month
Miami-Dade County:     $83.47 per Participant per month
Hillsborough County:   $72.78 per Participant per month
Orange County:         $70.64 per Participant per month
Palm Beach County:     $83.47 per Participant per month
Pasco County:          $62.23 per Participant per month
Polk County:           $68.18 per Participant per month
Pinellas County:       $75.86 per Participant per month

II.  Additional Requirements for Premium Rates

     The rate listed in Paragraph I of this Exhibit also incorporates the following requirements:

     A. Minimum Medical Loss Ratio The minimum medical loss ratio shall be eighty-five percent (85%).

     B. Maximum Administrative Component The maximum administrative cost for the premium listed in Section I of this Exhibit shall not exceed fifteen percent (15%).

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                                  Page 27 of 43

EXHIBIT B

                              ENROLLMENT PROCEDURES

     All FHKC eligible Participants will be provided with necessary enrollment materials and forms from FHKC or its assignee.

2. FHKC will provide INSURER with eligible Participants who have selected INSURER or who have been assigned by FHKC to INSURER according to the provisions of Section 2-1 via an enrollment report in a format mutually agreed upon by the Parties.

3. Upon receipt of each enrollment report, INSURER acting as an agent for FHKC, shall provide each Participant with an enrollment package within five
     (5) business days of receipt of an enrollment report. The enrollment packet shall include, at a minimum, the following items:

     A. A membership card displaying Participant's name, participation number and effective date of coverage.

     B. A Participant's handbook that complies with any federal requirements and has been approved by FHKC, including, at a minimum, a description of how to access services, a listing of the benefits and any co-payment requirements for those benefits, the INSURER's grievance process, INSURER's customer services contact information and the rights and responsibilities for both the Participant and INSURER.

     C. A current listing of all primary care physicians, specialists, other ancillary providers and hospitals available to the Participant and also identifies the location of the provider's offices, any age restrictions and contact information for each provider.

4. Upon receipt of the monthly enrollment files from FHKC, INSURER will process all enrollments and provide new Participants with an. enrollment package as described above within five (5) business days of receipt of each enrollment report.

5. Deletions will be processed by INSURER and INSURER will notify each cancelled Participant in writing by regular mail of the effective date of the cancellation within five (5) business days of receipt of the enrollment data.

6. In accordance with state law, a minimum waiting period of sixty (60) days will be imposed on those Participants who voluntarily cancel their coverage by non-payment of the required monthly premium. Cancelled Participants must request reinstatement from FHKC and wait at least sixty (60) days from the date of that request before coverage can be reinstated.

     FHKC is the sole determiner of eligibility and effective dates of coverage.

     INSURER must also comply with the guidance issued by the Office of Civil Rights of the United States Department of Health and Human Services ("Policy Guidance on the Title VI Prohibition against National Origin Discrimination as it Effects Persons with Limited English Proficiency") regarding the availability of information and assistance for persons with limited English proficiency.

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                                 Page 28 fo 43

EXHIBIT C

                            ENROLLEE BENEFIT SCHEDULE

I.   Minimum Benefits; Statutory Requirements

     INSURER agrees to provide, at a minimum, those benefits that are prescribed by state law under Section 409.815(2)(a-p). INSURER shall pay an Enrollee's covered expenses up to a lifetime maximum of $1 million per covered Enrollee.

     The following health care benefits are included under this Agreement:

BENEFIT                                                      LIMITATIONS                           CO-PAYMENTS
---------------------------------   ------------------------------------------------------------   --------------------
A. Inpatient Services               All admissions must be authorized by INSURER.                  NONE

All covered services provided for   The length of the patient stay shall be determined based on
the medical care and treatment of   the medical condition of the Enrollee in relation to the
an Enrollee who is admitted as an   necessary and appropriate level of care.
inpatient to a hospital licensed
under part I of Chapter 395.        Room and board may be limited to semi-private
                                    accommodations, unless a private room is considered
Covered services include:           medically necessary or semi-private accommodations are not
physician's services; room and      available.
board; general nursing care;
patient meals; use of operating     Private duty nursing limited to circumstances where such
room and related facilities; use    care is medically necessary.
of intensive care unit and
services; radiological,             Admissions for rehabilitation and physical therapy are
laboratory and other diagnostic     limited to 15 days per contract year.
tests; drugs; medications;
biologicals; anesthesia and         Shall Not Include Experimental or Investigational Procedures
oxygen services; special duty       as defined as a drug, biological product, device, medical
nursing; radiation and              treatment or procedure that meets any one of the following
chemotherapy; respiratory           criteria, as determined by INSURER.
therapy; administration of whole
blood plasma; physical, speech      1. Reliable evidence shows the drug, biological product,
and occupational therapy;           device, medical treatment, or procedure when applied to the
medically necessary services of     circumstances of a particular patient, is the subject of
other health professionals.         ongoing phase I, II or III clinical trials or

                                    2. Reliable evidence shows the drug, biological product,
                                    device, medical treatment or procedure when applied to the circumstances of a particular patient, is under study with a written protocol to determine maximum tolerated dose,
                                    toxicity, safety, efficacy, or efficacy in comparison to
                                    conventional alternatives, or

                                    3. Reliable evidence shows the drug, biological product,
                                    device, medical treatment, or procedure is being delivered or should be delivered subject to the approval and
                                    supervision of an Institutional Review Board (IRB) as
                                    required and defined by federal regulations, particularly
                                    those of the U.S. Food and Drug Administration or the
                                    Department of Health and Human Services.

AMERIGROUP FLORIDA, INC.                         Effective Date: October 1, 2005

BENEFIT                                                      LIMITATIONS                           CO-PAYMENTS
---------------------------------   ------------------------------------------------------------   --------------------
B. Emergency Services               Must use an INSURER designated facility or provider for        $10 per visit
                                    emergency care unless the time to reach such facilities or     waived if admitted
Covered services include visits     providers would mean the risk of permanent damage to           or authorized by
to an emergency room or other       patient's health.                                              primary care
licensed facility, if needed                                                                       physician.
immediately, due to an injury       INSURER must also comply with the provisions of s.
or illness and delay means risk     641.513, Florida Statutes.
of permanent damage to the
Enrollee's health.

C. Maternity Services and Newborn   Infant is covered for up to three (3) days following           NONE
Care                                birth or until the infant is transferred to another
                                    medical facility, whichever occurs first.
Covered services include
maternity and newborn care;         Coverage may be limited to the fee for vaginal deliveries.
prenatal and postnatal care;
initial inpatient care of
adolescent Participants,
including nursery charges and
initial pediatric or neonatal
examination.

D. Organ Transplantation Services   Coverage is available for transplants and medically related    NONE
                                    services if deemed necessary and appropriate within the
Covered services include            guidelines set by the Organ Transplant Advisory Council or
pretransplant, transplant and       the Bone Marrow Transplant Advisory Council.
postdischarge services and
treatment of complications after
transplantation.

E. Outpatient Services              Services must be provided directly by INSURER or               No Co-Payment for
                                    through pre-approved referrals.                                well- child care,
Preventive, diagnostic,                                                                            preventive care or
therapeutic, palliative care, and   Routine hearing and screening must be provided by              for routine vision
other services provided to an       primary care physician.                                        and hearing
Enrollee in the outpatient                                                                         screenings.
portion of a health facility        Family planning limited to one annual visit and one supply     $5 per office visit.
licensed under chapter 395.         visit each ninety days.

Covered services include well-      Chiropractic services shall be provided in the same manner
child care, including those         as in the Florida Medicaid program.
services recommended in the
Guidelines for Health               Podiatric services are limited to one visit per day totaling
Supervision of Children and         two visits per month for specific foot disorders. Dental
Youth as developed by the           services must be provided by an oral surgeon for medically
Academy of Pediatrics;              necessary reconstructive dental surgery due to injury.
immunizations and injections
as recommended by the               Immunizations are to be provided by the primary care
Advisory Committee on               physician.
Immunization Practices; health
education counseling and            Treatment for temporomandibular joint (TM7) disease is
clinical services; family           specifically excluded.
planning services; vision
screening; hearing screening;       Shall Not Include Experimental or Investigational
clinical radiological, laboratory   Procedures as defined as a drug, biological product, device,
and other outpatient diagnostic     medical treatment or procedure that meets any one of the
tests; ambulatory surgical          following criteria, as determined by INSURER:
procedures; splints and casts;
consultation with and treatment     1. Reliable evidence shows the drug, biological product,
by referral physicians;             device, medical treatment, or procedure when applied to the
radiation and chemotherapy;         circumstances of a particular patient, is the subject of
chiropractic services; podiatric    ongoing phase 1, I1 or III clinical trials or

AMERIGROUP FLORIDA, INC.                         Effective Date: October 1, 2005

BENEFIT                                                      LIMITATIONS                           CO-PAYMENTS
---------------------------------   ------------------------------------------------------------   --------------------
services.                           2. Reliable evidence shows the drug, biological product,
                                    device, medical treatment or procedure when applied to the circumstances of a particular patient, is under study with a written protocol to determine maximum tolerated dose,
                                    toxicity, safety, efficacy, or efficacy in comparison to
                                    conventional alternatives, or

                                    3. Reliable evidence shows the drug, biological product,
                                    device, medical treatment, or procedure, is being delivered or should be delivered subject to the approval and
                                    supervision of an Institutional Review Board (IRB) as
                                    required and defined by federal regulations, particularly
                                    those of the U.S. Food and Drug Administration or the
                                    Department of Health and Human Services.

E. Behavioral Health Services       All services must be provided directly by INSURER or
                                    upon approved referral.
Covered services include
inpatient and outpatient care for   Inpatient services are limited to not more than thirty         INPATIENT:
psychological or psychiatric        inpatient days per contract year for psychiatric admissions,   NONE
evaluation, diagnosis and           or residential services in lieu of inpatient psychiatric
treatment by a licensed mental      admissions; however, a minimum of ten of the thirty days
health professional.                shall be available only for inpatient psychiatric services when authorized by INSURER physician.

                                    Outpatient services are limited to a maximum of forty          OUTPATIENT: $5
                                    outpatient visits per contract year.                           per visit

F. Substance Abuse Services         All services must be provided directly by INSURER or           INPATIENT:
                                    upon approved referral.                                        NONE
Includes coverage for inpatient
and outpatient care for drug and    Inpatient services are limited to not more than seven
alcohol abuse including             inpatient days per contract year for medical detoxification
counseling and placement            only and thirty days residential services.
assistance.
                                    Outpatient visits are limited to a maximum of forty visits     OUTPATIENT: $5
Outpatient services include         per contract year.                                             per visit
evaluation, diagnosis and
treatment by a licensed
practitioner.

G. Therapy Services                 All treatments must be performed directly or as authorized     $5 per visit
                                    by INSURER.
Covered services include
physical, occupational,             Limited to up to twenty-four treatment sessions within a
respiratory and speech therapies    sixty day period per episode or injury, with the sixty day
for short-term rehabilitation       period beginning with the first treatment.
where significant improvement in
the Enrollee's condition will
result.

I. Hospice Services                 Once a family elects to receive hospice care for an            $5 per visit
                                    Enrollee, other services which treat the terminal condition
Covered services include            will not be covered.
reasonable and necessary services
for palliation or management of     Services required for conditions totally unrelated to the
an Enrollee's terminal illness.     terminal condition are covered to the extent that the
                                    services are covered under this Agreement.

J. Nursing Facility Services        All admissions must be authorized by INSURER and               NONE
                                    provided by an INSURER affiliated facility.
Covered services include regular    Participant must require and receive skilled services on a
nursing services, rehabilitation    daily basis as ordered by INSURER physician.
services, drugs
                                    The length of the Enrollee's stay shall be determined by the

AMERIGROUP FLORIDA, INC.                         Effective Date: October 1, 2005

BENEFIT                                                      LIMITATIONS                           CO-PAYMENTS
---------------------------------   ------------------------------------------------------------   --------------------
and biologicals, medical            medical condition of the Enrollee in relation to the
supplies, and the use of            necessary and appropriate level of care, but is no more than
appliances and equipment            100 days per contract year.
furnished by the facility.
                                    Room and board is limited to semi-private accommodations
                                    unless a private room is considered medically necessary or semi-private accommodations are not available.

                                    Specialized treatment centers and independent kidney
                                    disease treatment centers are excluded.
                                    Private duty nurses, television, and custodial care are
                                    excluded.

                                    Admissions for rehabilitation and physical therapy are
                                    limited to fifteen days per contract year.

K. Durable Medical                  Equipment and devices must be provided by authorized           NONE
                                    INSURER supplier.
Equipment and Prosthetic Devices
                                    Covered prosthetic devices include artificial eyes and
Equipment and devices that are      limbs, braces, and other artificial aids.
medically indicated to assist in
the treatment of a medical          Low vision and telescopic lenses are not included.
condition and specifically
prescribed as medically necessary   Hearing aids are covered only when medically indicated to
by Enrollee's INSURER physician.    assist in the treatment of a medical condition.

L. Refractions                      Enrollee must have failed vision screening by primary care     $5 per visit
                                    physician.
Examination by an INSURER
optometrist to determine the need   Corrective lenses and frames are limited to one pair every     $10 for corrective
for and to prescribe corrective     two years unless head size or prescription changes.            lenses
lenses as medically indicated.
                                    Coverage is limited to Medicaid frames with plastic or SYL non-tinted lenses.

M. Pharmacy                         Prescribed drugs covered under this Agreement shall            $5 per prescription
                                    include all prescribed drugs covered under the Florida         for up to a 31-day
Prescribed drugs for the            Medicaid program. INSURER may implement a pharmacy             supply
treatment of illness or injury.     benefit management program if FHKC so authorizes.

                                    Brand name products are covered if a generic substitution
                                    is not available or where the prescribing physician
                                    indicates that a brand name is medically necessary.

                                    All medications must be dispensed through INSURER or
                                    an INSURER designated pharmacy.

                                    All prescriptions must be written by the Participant's
                                    primary care physician, INSURER approved specialist or
                                    consultant physician or Enrollee's dental provider.

N. Transportation Services          Must be in response to an emergency situation.                 $10 per service

Emergency transportation as
determined to be medically
necessary in response to an
emergency situation.

II.  Cost Sharing Provisions

INSURER agrees to comply with all Cost Sharing restrictions imposed on FHKC Participants by federal or state laws and regulations, including the following specific provisions:

     A.   Special Populations

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                                  Page 32 of 43

          Enrollees identified by FHKC to INSURER as Native Americans or Alaskan Natives are prohibited from paying any Cost Sharing amounts.

     B. Cost Sharing Limited to No More than Five Percent of Family's Income FHKC may identify to INSURER other Enrollees who have met federal requirements regarding maximum out-of-pocket expenditures. Enrollees identified by FHKC as having met this threshold are not required to pay any further Cost Sharing for covered services for a time specified by FHKC.

     C. INSURER is responsible for informing its providers of these provisions and ensuring that Enrollees under this section incur no further out-of-pocket-costs for covered services and are not denied access to services. FHKC will provide these Enrollees with a letter indicating that they may not incur any Cost Sharing obligations and shall provide written notification to INSURER of any such Participants.

III. Other Benefit Provision

     All requirements for prior authorizations must conform with federal and state regulations and must be completed within fourteen (14) days of request by the Enrollee. Extensions to this process may be granted in accordance with federal and/or state regulations.

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                                 Page 33 of 43

                                    EXHIBIT D
                    WORKERS' COMPENSATION, THIRD PARTY CLAIM,
                    PERSONAL INJURY PROTECTION BENEFITS, AND
                            COORDINATION OF BENEFITS

A.   WORKERS' COMPENSATION

     Workers' compensation benefits are primary to all benefits that may be provided pursuant to this Agreement. In the event INSURER provides services or benefits to a Participant who is entitled to workers' compensation benefits, INSURER shall complete and submit to the appropriate carrier, such forms, assignments, consents and releases as are necessary to enable INSURER to obtain payment, or reimbursement, under the workers' compensation law.

B.   THIRD PARTY CLAIMS

     In the event INSURER provides medical services or benefits to Participants who suffer injury, disease or illness by virtue of the negligent act or omission of a third party, INSURER shall be entitled to reimbursement from the Participant, at the prevailing rate, for the reasonable value of the services or benefits provided. INSURER shall not be entitled to reimbursement in excess of the Participant's monetary recovery for medical expenses provided from the third party.

C.   NO-FAULT, PERSONAL INJURY PROTECTION AND MEDICAL PAYMENTS COVERAGE

     As noted in the Florida Statutes (F.S. 641.31(8)), automobile no-fault, personal injury protection, and medical payments insurance, maintained by or for the benefit of the Participant, shall be primary to all services or benefits that may be provided pursuant to this Agreement. In the event INSURER provides services or benefits to a Participant who is entitled to the aforesaid automobile insurance benefits, the parent/guardian or Participant shall complete and submit to INSURER, or to the automobile insurance carrier, such forms, assignments, consents and releases as are necessary to enable INSURER to obtain payment or reimbursement from such automobile insurance carrier.

D.   COORDINATION OF BENEFITS AMONG HEALTH INSURERS

     INSURER shall coordinate benefits in accordance with NAIC principles as may be amended from time to time and in accordance with Section 624.91(5)(c).

E. None of the above rules as to coordination of benefits shall limit the Participant's right to receive direct health services hereunder.

F. Any Participant claiming benefits under this Agreement shall furnish to INSURER all information deemed necessary by it to implement this provision.

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                                 Page 34 of 43

EXHIBIT E

                       ACCESS AND CREDENTIALING STANDARDS

INSURER shall maintain a medical staff, under contract, sufficient to permit reasonably prompt medical services to all Participants in accordance with the following:

     1.   Physician and Facility Standards

     A.   Physician and Medical Provider Standards

     INSURER's primary care provider network shall include only board certified pediatricians and family practice physicians or physician extenders working under the direct supervision of a board certified practitioner to serve as primary care physicians in its provider network for the counties covered under this Agreement.

     All Primary care physicians must provide covered immunizations to Enrollees.

     The INSURER may request that an individual provider be granted an exception to this policy by making such a request in writing to the corporation and providing the provider's curriculum vitae and a reason why the provider should be granted an exception to the accepted standard. Such requests will be reviewed by the corporation on a case-by-case basis and a written response will be made to INSURER on the outcome of the request.

     B.   Facility Standards

     Facilities used for Participants shall meet applicable accreditation and licensure requirements and meet facility regulations specified by the Agency for Health Care Administration.

     2.   Geographical Access:

     A.   Primary Care Providers

     Geographical access to board certified family practice physicians, pediatric physicians, primary care dental providers or ARNP's experienced in child health care of approximately twenty (20) minutes driving time from residence to provider, except that this driving time limitation shall be reasonably extended in-those areas where such limitation with respect to rural residence is unreasonable. In such instance, INSURER shall provide access for urgent care through contracts with nearest providers.

     B.   Specialty Physician Services

     Specialty physician services, ancillary services and specialty hospital services are to be available within sixty (60) minutes driving time from the Participant's residence to provider. Driving time standards may be waived with sufficient justification if specialty care services are not obtainable due to a limitation of providers, such as in rural areas.

     3.   Timely Treatment:

     Timely treatment by providers, such that the Participant shall be seen by a provider in accordance

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                                 Page 35 of 43
     with the following:

     A.   Emergency care shall be provided immediately;

     B.   Urgently needed care shall be provided within twenty-four (24) hours;

     C. Routine care of patients who do not require emergency or urgently needed care shall be provided within seven (7) calendar days;

     D. Routine physical examinations shall be provided within four (4) weeks of Enrollee's request; and

     E.   Follow-up care shall be provided as medically appropriate.

For the purposes of this section, the following definitions shall apply:

     Emergency care is that care required for the treatment of an injury or acute illness that, if not treated immediately, could reasonably result in serious or permanent damage to the patient's health.

     Urgently needed care is that care required within a twenty-four (24) hour period to prevent a condition from requiring emergency care.

     Routine care is that level of care that can be delayed without anticipated deterioration in the patient's medical condition for a period of seven (7) calendar days.

By utilization of the foregoing standards, FHKC does not intend to create standards of care or access different from those that are deemed acceptable within the INSURER service area. Rather FHKC intends that the provider timely and appropriately respond to patient care needs, as they are presented, in accordance with standards of care existing within the service area. In applying the foregoing standards, the provider shall give due regard to the level of discomfort and anxiety of the patient and/or parent.

In the event FHKC determines that INSURER, or its providers, has failed to meet the access standards herein set forth, FHKC shall provide INSURER with written notice of non-compliance. Such notice may be provided via facsimile or other means, specifying the failure in such detail as will reasonably allow INSURER to investigate and respond. Failure of INSURER to obtain reasonable compliance or acceptable community care under the following conditions shall constitute a breach of this Agreement:

     A.   immediately upon receipt of notice for emergency or urgent problem; OF

     B.   within ten (10) days of receipt of notice for routine visit access.

Such breach shall entitle FHKC to such legal and equitable relief as may be appropriate. In particular, FHKC may direct its Participants to obtain such services outside the Insurer Provider network as specified in Section 3-2-1 of this Agreement. INSURER shall be financially responsible for all services under this provision.

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                                 Page 36 of 43

EXHIBIT F

                              ELIGIBILITY STANDARDS

                        PARTICIPANT ELIGIBILITY CRITERIA

The following eligibility criteria for participation in the Healthy Kids Program must be met:

     The Participants must be children who are age 5 through 18. Participants who applied for coverage prior to July 1, 1998, and who had attained the age of 19 by March 31, 2004, are eligible for coverage through their 19th birthday.

     In accordance with the terms of the Request for Proposals dated April 2004, some children may have age eligibility from age 18 months through age 4, depending on their county of residence.

2. Participants must meet the eligibility criteria established under Section 624.91, Florida Statutes, and as implemented by FHKC Board of Directors.

3. Eligible Participants may enroll during time periods established by FHKC Board of Directors and in accordance with Section 409.8134(2), Florida Statutes.

4. Determination of eligibility for the Healthy Kids Program is made solely by the Florida Healthy Kids Corporation.

     Any requests by the INSURER for review of a Participant's eligibility shall be made exclusively through the procedure set forth in Section 3-6 of this Agreement.

     If the eligibility requirements set forth in this Exhibit F become in conflict with the eligibility requirements set forth under Florida law, the eligibility requirements under Florida law shall control.

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                                 Page 37 of 43

EXHIBIT G

                             REPORTING REQUIREMENTS

INSURER shall provide the following reports and data tapes to FHKC according to the time schedules detailed below. This information shall include all services provided by INSURER's subcontractors. INSURER is responsible for ensuring that all subcontractors comply with these reporting requirements.

I.   Data Tape

     A quarterly data tape shall be prepared that will contain the following data fields. The tape shall reflect claims and encounters entered during the quarter and shall be delivered to FHKC according to the time table listed below. INSURER shall also provide quarterly tapes that reflect claims run-off once this Agreement between INSURER and FHKC terminates.

                       REQUIRED DATA FIELDS TO BE CAPTURED

     - Provider's name, address and tax I.D. number (and payee's group number if applicable).

     - Patient's name, address, social security number, I.D. number, birth date, and sex.

     - Third party payor information, including amount(s) paid by other payor(s).

     - Primary and secondary diagnosis code(s) and treatment(s) related to diagnosis.

     -    Date(s) of service.

     -    Procedure code(s).

     -    Unit(s) of service.

     -    Total charge(s).

     -    Total payment(s).

     Additional required hospital fields include the following:

     - Date and type of admission (emergency, outpatient, inpatient, newborn, etc.).

     -    For inpatient care: covered days and date of discharge.

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                                 Page 38 of 43

                                                                      EXHIBIT G
                                                                     (CONTINUED)

     Specific pharmacy fields include:

     -    Pharmacy name and tax I.D. number.

     -    Other payor information.

     -    Rx number and date filled.

     - National drug code, manufacturer number, item number, package size, quantity, days supply.

     -    Prescriber's Florida Department of Professional Regulations number.

                      REQUIRED TAPE FORMAT SPECIFICATIONS

     The tape format is as follows or an alternative format as mutually agreed upon by both parties:

     -    1600 BPI.

     -    EBCDIC.

     -    9 Track.

     -    No labels.

     -    Each file not to exceed 100 megs in size.

     -    Fixed record length.

                         TIME TABLE FOR DELIVERY OF TAPE

For encounters and claims processed during:   Claims tape due to FHKC by:
January 1 - March 31                          April 15
April 1 - June 30                             July 15
July 1 - September 30                         October 15
October 1 - December 31                       January 15

AMERIGROUP FLORIDA, INC.                         Effective Date: October 1, 2005

EXHIBIT H

        CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY, AND
                               VOLUNTARY EXCLUSION
                           CONTRACTS AND SUBCONTRACTS

THIS CERTIFICATION IS REQUIRED BY THE REGULATIONS IMPLEMENTING EXECUTIVE ORDER 12549, DEBARMENT AND SUSPENSION, SIGNED FEBRUARY 18, 1986. THE GUIDELINES WERE PUBLISHED IN THE MAY 29, 1987, FEDERAL REGISTER (52 FED. REG., PAGES 20360-20369).

                                  INSTRUCTIONS

A. Each Insurer whose contract\subcontract equals or exceeds $25,000 in federal monies must sign this certification prior to execution of each contract\subcontract. Additionally, Insurers who audit federal programs must also sign, regardless of the contract amount. The Florida Healthy Kids Corporation cannot contract with these types of Insurers if they are debarred or suspended by the federal government.

B. This certification is a material representation of fact upon which reliance is placed when this contract\subcontract is entered into. If it is later determined that the signer knowingly rendered an erroneous certification, the Federal Government may pursue available remedies, including suspension and/or debarment.

C. The Insurer shall provide immediate written notice to the contract manager at any time the Insurer learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

D. The terms "debarred," "suspended," "ineligible," "person," "principal," and "voluntarily excluded," as used in this certification, have the meanings set out in the Definitions and Coverage sections of rules implementing Executive Order 12549. You may contact the contract manager for assistance in obtaining a copy of those regulations.

E. The Insurer agrees by submitting this certification that it shall not knowingly enter into any subcontract with a person who is debarred, suspended, declared ineligible, or voluntarily excluded from participation in this contract/subcontract unless authorized by the federal government.

F. The Insurer further agrees by submitting this certification that it will require each subcontractor of this contract/subcontract whose payment will equal or exceed $25,000 in federal monies, to submit a signed copy of this certification.

G. The Florida Healthy Kids Corporation may rely upon a certification of an Insurer that it is not debarred, suspended, ineligible, or voluntarily excluded from contracting\subcontracting unless it knows that the certification is erroneous.

H. This signed certification must be kept in the contract manager's file. Subcontractor's certifications must be kept at the contractor's business location.

                                  CERTIFICATION

The prospective Insurer certifies, by signing this certification, that neither he nor his principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this contract/subcontract by any federal agency.

Where the prospective Insurer is unable to certify to any of the statements in this certification, such prospective Insurer shall attach an explanation to this certification.


Signature   /                                                      Date 8/22/05"
Name and Title of Authorized Signee Don GILMORE CEO

AMERIGROUP FLORIDA, INC.                         Effective Date: October 1, 2005

EXHIBIT I

                        CERTIFICATION REGARDING LOBBYING
      CERTIFICATION FOR CONTRACTS, GRANTS, LOANS AND COOPERATIVE AGREEMENTS

The undersigned certifies, to the best of his or her knowledge and belief, that:

(1) No federal appropriated funds have been paid or will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of any agency, a member of congress, an officer or employee of congress, or an employee of a member of congress in connection with the awarding of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan, or cooperative agreement.

(2) If any funds other than federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a member of congress, an officer or employee of congress, or an employee of a member of congress in connection with this federal contract, grant, loan, or cooperative agreement, the undersigned shall complete and submit Standard Form-LLL, "Disclosure Form to Report Lobbying," in accordance with its instructions.

(3) The undersigned shall require that the language of this certification be included in the award documents for all subawards at all tiers (including subcontracts, subgrants, and contracts under grants, loans, and cooperative agreements) and that all subrecipients shall certify and disclose accordingly.

This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction imposed by section 1352, Title 31, U.S. Code. Any person who fails to file the required certification shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.


-------------------------------------   ----------------------------------------
Signature                               Date

Name of Authorized Individual

AMERIGROUP Florida, Inc.
Street, SPA- 6- 33607
Name and Address of Organization

AMERIGROUP FLORIDA, INC.                         Effective Date: October 1, 2005

EXHIBIT J

                                  CERTIFICATION

      REGARDING HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996
                                   COMPLIANCE

This certification is required for compliance with the requirements of the Health Insurance Portability and Accountability Act of 1996 (HIPAA).

The undersigned INSURER certifies and agrees as to abide by the following:

     1. Protected Health Information. For purposes of this Certification, Protected Health Information shall have the same meaning as the term "protected health information" in 45 C.F.R. Section 164.501, limited to the information created or received by the INSURER from or on behalf of FHKC.

     2. Limits on Use and Disclosure of Protected Health Information (PHI) The INSURER shall not use or disclose Protected Health Information other than as permitted by this Agreement or by federal and state law. The INSURER will use appropriate safeguards to prevent the use or disclosure of Protected Health Information for any purpose not in conformity with this Agreement and federal and state law. The INSURER will not divulge, disclose, or communicate in any manner any Protected Health Information to any third party without prior written consent from FHKC. The INSURER will report to FHKC, within two (2) business days of discovery, any use or disclosure of Protected Health Information not provided for in this Agreement of which the INSURER is aware. A violation of this paragraph shall be a material violation of this Agreement.

          Use and Disclosure of Information for Management, Administration, and Legal Responsibilities. The INSURER is permitted to use and disclose Protected Health Information received from FHKC for the proper management and administration of the INSURER or to carry out the legal responsibilities of the INSURER, in accordance with 45 C.F.R. 164.504(e)(4). Such disclosure is only permissible where required by law, or where the INSURER obtains reasonable assurances from the person to whom the Protected Health Information is disclosed that: (1) the Protected Health Information will be held confidentially, (2) the Protected Health Information will be used or further disclosed only as required by law or for the purposes for which it was disclosed to the person, and (3) the person notifies the INSURER of any instance of which it is aware in which the confidentiality of the Protected Health Information has been breached.

     4. Disclosure to Subcontractors or Agents. The INSURER agrees to enter into a subcontract with any person, including a subcontractor or agent, to whom it provides Protected Health Information received from, or created or received by the INSURER on behalf of, FHKC. Such subcontract shall contain the same terms, conditions, and restrictions that apply to the INSURER with respect to Protected Health Information.

     5. Access to Information. The INSURER shall make Protected Health Information available in accordance with federal and state law, including providing a right of access to persons who are the subjects of the Protected Health Information.

     6. Amendment and Incorporation of Amendments. The INSURER shall make Protected Health Information available for amendment and to incorporate any amendments to the Protected Health Information in accordance with 45 C.F.R. Section 164.526.

AMERIGROUP FLORIDA, INC.                         Effective Date: October 1, 2005

     7. Accounting for Disclosures. The INSURER shall make Protected Health Information available as required to provide an accounting of disclosures in accordance with 45 C.F.R. Section 164.528.

     8. Access to Books and Records. The INSURER shall make its internal practices, books, and records relating to the use and disclosure of Protected Health Information received from, or created or received by the INSURER on behalf of, FHKC to the Secretary of the Department of Health and Human Services or the Secretary's designee for purposes of determining compliance with the Department of Health and Human Services Privacy Regulations.

     9. Termination. At the termination of this Agreement, the INSURER shall return all Protected Health Information that the INSURER still maintains in any form, including any copies or hybrid or merged databases made by the INSURER; or with prior written approval of FHKC, the Protected Health Information may be destroyed by the INSURER after its use. If the Protected Health Information is destroyed pursuant to FHKC's prior written approval, the INSURER must provide a written confirmation of such destruction to FHKC. If return or destruction of the Protected Health Information is determined not feasible by FHKC, the INSURER agrees to protect the Protected Health Information and treat it as strictly confidential.

CERTIFICATION

          The INSURER and the Florida Healthy Kids Corporation have caused this Certification to be signed and delivered by their duly authorized representatives, as of the date set forth below.

          INSURER Name: _____________

          Name and Title of Authorized Signee

AMERIGROUP FLORIDA, INC.                         Effective Date: October 1, 2005